Exhibit 99.1

BAETA Corp. Subject of New Interview Highlighting the Company's Leading Edge Healthcare Solutions

Fort Lee, NJ—(Marketwire - 06/08/11) - BAETA Corp. (OTCBB: BAEA.OB) ), a New Jersey corporation and provider of technology-enabled health improvement products, today announced the online availability of an interview with the Company’s Chief Marketing Officer, Lee Smith, sharing information regarding the Company’s products, markets, and business strategy. The interview can be found on the internet at:

http://www.baetacorp.com/content/LasVegasBAEA.mp3

BAETA Corp. and its flagship product, MyHealthTrends™, empowers practitioners to uniquely leverage new forms of patient data to improve patient health. Available as MyHealthTrends™ for Pain and MyHealthTrends™ for Weight Control, the products accurately quantify sensations experienced by patients without the need for diaries, smart phones, or memory-based recall.

“By enabling patients to click the “Pain” or “Crave” Button, pain sensations and food cravings are easily captured in a portable device the size of a modern automobile key. The data is uploaded, analyzed by patent-pending algorithms, and used to generate graphs available via the Internet for the patient and the doctor,” said Lee Smith, Chief Marketing Officer of BAETA Corp.

MyHealthTrends™ targets key market segments including:
•	Partners that recommend, require, or resell the product such as physicians, pharmaceutical firms and insurance companies.
•	Consumers who purchase MyHealthTrends directly and use it to better document and understand their own pain, cravings, and body.
•	Clinical environments such hospitals and healthcare facilities where MyHealthTrends is available via a prescription.

“With an increasing focus on preventative medicine, heightening care quality, and bending the cost curve, the timing for BAETA and MyHealthTrends™ is ideal. And with the recent identification of applicable CPT codes combined with the potential to address large and growing markets, we sense the pieces are coming together nicely,” said Smith.

For additional information regarding BAETA Corp., its business model, the execution of its strategy, please contact:

Mr. Leonid Pushkantser
Chief Executive Officer
1 Bridge Plaza Suite 275
Fort Lee, NJ 07024
(201) 471-0988, Extension106

Additional information regarding BAETA Corp. can also be found online at http://www.baetacorp.com.

About BAETA Corp.:

BAETA Corp. (OTCBB: BAEA.OB) ) is a technology-enabled health improvement company whose objective is to empower patients to elevate their role in the prevention, diagnosis, treatment, and recovery from illnesses. BAETA Corp. develops innovative, technology-driven healthcare information solutions enabling patients to easily capture health-related data.

Not a Broker/Dealer or Financial Advisor:

BAETA Corp. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company's website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in BAETA Corp. Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities:

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of BAETA Corp.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:

Information presented in this press release contains "forward looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact may be "forward looking statements". Forward looking statements are based on expectations, estimates, and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through use of words such as "projects," "foresee," "expects," "will," "anticipates," "estimates," "believes," "understands," or that by statements indicating certain actions "may," "could," or "might" occur. Understand there is no guarantee past performance will be indicative of future results.

None of the information contained on the BAETA Corp. website is incorporated by reference herein.